EXHIBIT 8.1
List of Subsidiaries and Consolidated Affiliated Entities
(As of April 30, 2009)

		Percentage
		attributable to our
Subsidiaries		company	Place of incorporation
1.	CISG Holdings Ltd.	100%	BVI
2.	CNinsure Holdings Ltd.	100%	BVI
3.	Intense Rise Limited	100%	Hong Kong
4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (formerly known as Haidileji Enterprise Image Planning (Shenzhen) Co., Ltd.)	100%	PRC
5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (formerly known as Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.)	100%	PRC
6.	Shenzhen Fanhua Nanfeng Investment Holding Co., Ltd. (Shenzhen Fanhua Nanfeng Enterprise Management Consulting Co., Ltd.)	100%	PRC
7.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd.	100%	PRC
8.	Beijing Ruisike Management Consulting Co., Ltd.	100%	PRC
9.	Beijing Fanlian Investment Co., Ltd.	100%	PRC

		Percentage
		attributable to Yihe
		Investment and/or
		Meidiya
Consolidated Affiliated Entities		Investment	Place of incorporation
1.	Guangdong Meidiya Investment Co., Ltd.	—	PRC
2.	Sichuan Yihe Investment Co., Ltd.	—	PRC
3.	Beijing Fanhua Datong Investment Management Co., Ltd.	55%	PRC
4.	Beijing Datong Insurance Agency Co., Ltd. (1)	55%	PRC
5.	Beijing Fanhua Insurance Agency Co., Ltd.	100%	PRC
6.	Beijing Fanlian Insurance Agency Co., Ltd.	100%	PRC
7.	Beijing Fanhua Fumin Insurance Agency Co., Ltd. (formerly known as Beijing Fumin Insurance Agency Co., Ltd.)	100%	PRC
8.	Changsha Lianyi Insurance Agency Co., Ltd.	70%	PRC
9.	Dongguan Nanfeng Jiayu Insurance Agency Co., Ltd.	100%	PRC
10.	Foshan Tuohua Insurance Agency Co., Ltd.	100%	PRC
11.	Fujian Fanhua Investment Co., Ltd.	55%	PRC
12.	Fujian Fanhua Xinheng Insurance Agency Co., Ltd. (formerly known as Fujian Xinheng Insurance Agency Co., Ltd.)	100%	PRC
13.	Fuzhou Fanhua Lianxin Insurance Agency Co., Ltd. (2)	28%	PRC
14.	Fuzhou Guoxin Insurance Agency Co., Ltd. (3)	39%	PRC
15.	Guangdong Fangzhong Insurance Surveyors & Loss Adjustors Co. Ltd.	51%	PRC
16.	Guangdong Kafusi Insurance Brokerage Co., Ltd.	100%	PRC
17.	Guangdong Nanfeng Insurance Agency Co., Ltd.	100%	PRC
18.	Guangdong Qicheng Insurance Brokerage Co., Ltd.	51%	PRC
19.	Guangzhou Desheng Insurance Brokerage Co., Ltd.	51%	PRC
20.	Guangzhou Fanhua Insurance Agency Co., Ltd. (Formerly known as Guangzhou Xiangxing Insurance Agency Co., Ltd.)	100%	PRC
21.	Guangzhou Fanhua Yian Insurance Agency Co., Ltd. (Formerly known as Guangzhou Yian Insurance Agency Co., Ltd.)	100%	PRC
22.	Hainan Datong Insurance Agency Co., Ltd. (4)	33%	PRC
23.	Hangzhou Fanhua Zhixin Insurance Agency Co., Ltd.	51%	PRC
24.	Hebei Fanhua Anxin Insurance Agency Co., Ltd. (formerly known as Hebei Anxin Insurance Agency Co., Ltd.)	55%	PRC

		Percentage
		attributable to Yihe
		Investment and/or
		Meidiya
Consolidated Affiliated Entities		Investment	Place of incorporation
25.	Hebei Datong Insurance Agency Co., Ltd. (4)	33%	PRC
26.	Hebei Lianda Insurance Agency Co., Ltd. (5)	39%	PRC
27.	Henan Datong Insurance Agency Co., Ltd. (4)	33%	PRC
28.	Huaihua Jixiang Insurance Agency Co., Ltd. (6)	30%	PRC
29.	Hubei Fanhua East Century Insurance Agency Co., Ltd. (Formerly known as Hubei East Century Insurance Agency Co., Ltd.)	60%	PRC
30.	Hunan Fanhua Insurance Agency Co., Ltd.	55%	PRC
31.	Jiangmen Fanhua Zhicheng Insurance Agency Co., Ltd.	70%	PRC
32.	Jiangsu Datong Insurance Agency Co., Ltd. (4)	33%	PRC
33.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd.	70%	PRC
34.	Jiangxi Fanhua Insurance Agency Co., Ltd.	70%	PRC
35.	Jinan Fanhua Rongtai Insurance Agency Co., Ltd. (7) (Formerly known as Jinan Fanrong Insurance Agency Co., Ltd)	35%	PRC
36.	Liaoning Fanhua Gena Insurance Agency Co., Ltd.	60%	PRC
37.	Nanping Fanhua Jinying Insurance Agency Co., Ltd. (2)	28%	PRC
38.	Quanzhou Fanlian Insurance Agency Co., Ltd. (2)	28%	PRC
39.	Shandong Datong Insurance Agency Co., Ltd. (4)	33%	PRC
40.	Shandong Fanhua Xintai Insurance Agency Co., Ltd.	63%	PRC
41.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd.	55%	PRC
42.	Shanghai Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd.	51%	PRC
43.	Shaanxi Datong Insurance Agency Co., Ltd. (4)	33%	PRC
44.	Shenyang Fanhua Rongcheng Insurance Agency Co., Ltd (8)	33%	PRC
45.	CNinsure Insurance Surveyors & Loss Adjustors Co., Ltd. (Formerly known as Shenzhen Khubon Insurance Surveyors & Loss Adjustors Co., Ltd.) (9)	51%	PRC
46.	Shenzhen Huameng Joint Insurance Brokerage Co., Ltd.	55%	PRC
47.	Shenzhen Nanfeng Insurance Agency Co., Ltd.	70%	PRC
48.	Shijiazhuang Fanhua Anxin Investment Co., Ltd.	55%	PRC

		Percentage
		attributable to Yihe
		Investment and/or
		Meidiya
Consolidated Affiliated Entities		Investment	Place of incorporation
49.	Sichuan Fanhua Bocheng Insurance Brokerage Co., Ltd.(Formerly known as Sichuan Bocheng Insurance Brokerage Co., Ltd)	100%	PRC
50.	Sichuan Fanhua Insurance Agency Co., Ltd.	100%	PRC
51.	Sichuan Fanhua Xintai Insurance Agency Co., Ltd. (Formerly known as Sichuan Xintai Insurance Agency Co., Ltd.)	70%	PRC
52.	Suining Fanhua Dezhong Insurance Agency Co., Ltd.(10)	39%	PRC
53.	Tianjin Fanhua Xianghe Insurance Agency Co., Ltd.	70%	PRC
54.	Yunnan Datong Insurance Agency Co., Ltd. (4)	33%	PRC
55.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd.	60%	PRC
56.	Zhengzhou Fanhua Anlian Insurance Agency Co., Ltd.	51%	PRC

(1)	This company is wholly-owned directly by Beijing Fanhua Datong Investment Management Co., Ltd.

(2)	51% of the equity interests in each of these companies are held directly by Fujian Fanhua Investment Co., Ltd.

(3)	70% of the equity interests in this company are held directly by Fujian Fanhua Investment Co., Ltd.

(4)	60% of the equity interests in each of these companies are held directly by Beijing Fanhua Datong Investment Management Co., Ltd.

(5)	70% of the equity interests in this company are directly held by Shijiazhuang Fanhua Anxin Investment Co., Ltd.

(6)	55% of the equity interests in this company are held directly by Hunan Fanhua Insurance Agency Co., Ltd.

(7)	55% of the equity interests in this company are direcly by Shandong Fanhua Xintai Insurance Agency Co., Ltd.

(8)	55% of the equity interests in this company are held directly by Liaoning Fanhua Gena Insurance Agency Co., Ltd.

(9)	This company is wholly-owned directly by Guangdong Fanhua Fangzhong Insurance Surveyors & Loss Adjustors Co. Ltd.

(10)	55% of the equity interests in this company are held directly by Sichuan Fanhua Xintai Insurance Agency Co., Ltd.